Exhibit 99.3

Venus Concept Inc. Announces New Regulatory Clearances

•	CE Mark Approval for Venus Bliss™ for Non-Invasive Lipolysis of Abdomen & Flanks, Skin Tightening, Circumferential Reduction and Cellulite Reduction

•	Health Canada License to Market NeoGraft 2.0 for hair restoration

TORONTO, Feb. 14, 2020 (GLOBE NEWSWIRE) — Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, today announced that it has received CE Mark approval to market Venus Bliss for non-invasive lipolysis of the abdomen and flanks, skin tightening, circumferential reduction and cellulite reduction and a medical device license issued by Health Canada to market NeoGraft 2.0 for hair restoration.

Venus Bliss is a non-invasive medical aesthetic device that offers a comprehensive solution to fat reduction and cellulite reduction with two technologies in one system. The system uses the Company’s proprietary (MP)2 technology which combines Multi-Polar Radio Frequency and Pulsed Electro Magnetic Fields with advanced VariPulse™ï¸ technology. The Venus Bliss treats focal fat in the abdomen and flanks through non-invasive lipolysis, resulting in circumferential reduction. The Venus Bliss treatment leverages the (MP)2 applicator technology to tighten lax skin and to reduce the appearance of cellulite – another popular treatment that providers can offer to their patients.

NeoGraft 2.0 is an automated hair transplant device using the Follicular Unit Extraction (FUE) method of harvesting and implanting hair follicles. With NeoGraft 2.0, Venus Concept minimizes many of the inefficiencies of manual extractions and implants and replaces this process with advanced technology that provides patients with the benefits of the FUE procedure, while also enabling physicians to benefit from easier transplants. NeoGraft 2.0 procedures are minimally invasive, require less recovery time, and offer natural-looking results for all hair types, males and females alike.

“We are pleased to announce regulatory clearances for our Venus Bliss and NeoGraft 2.0 in Europe and Canada, respectively, consistent with our strategy to bring innovative solutions to market to further enhance our role as a leading player in the global minimally invasive/non-invasive medical aesthetics markets and global hair restoration market,” said Dom Serafino, Chief Executive Officer of Venus Concept Inc. “Both products will now be launched on a limited basis and we expect to begin full commercial launches in the second quarter of 2020. Importantly, these two launches follow our recent launches of the Venus Bliss in the U.S. and Canada, the NeoGraft 2.0 in Europe and Australia and the Venus Epileve in Europe and Canada in recent months. We expect the full commercial launches of these innovative solutions to be important contributors to our growth expectations in 2020 and beyond.”

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic technologies and reach in over 60 countries and 29 direct markets. Venus Concept focuses its product sales strategy on a subscription-based business model in North America and in its well-established direct global markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Freeze Plus, and Venus Bliss. Venus Concept’s hair restoration division includes NeoGraft, an automated hair restoration system that facilitates the harvesting of follicles during a FUE process and the ARTAS® and ARTAS iX™ Robotic Hair Restoration Systems, which harvest follicular units directly from the scalp and create recipient implant sites using proprietary algorithms. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, and Aperture Venture Partners.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements, including expected revenue, operating results and other financial information, and projected product launch timing, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Venus Concept undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our business and future financial results and the medical device industry, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions which are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results could differ materially from the results contemplated by these forward-looking statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: the progress of the commercialization, marketing and manufacturing capabilities for our products; the number of Venus Concept systems that we sell; the success of the commercial launch of Venus Bliss and NeoGraft 2.0; the timing or likelihood of regulatory filings and approvals for products; the expected synergies from the merger; and the expected revenue for the company. Venus Concept cannot give any assurances that the combined company will achieve its expectations. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the business of Venus Concept described in the “Risk Factors” section contained in the Registration Statement on Form S-4 and the prospectus and definitive proxy statement contained therein for the merger of Restoration Robotics and Venus and described in the “Risk Factors” section of Restoration Robotics Annual Report on Form 10-K for the year ended 2018 filed on March 20, 2019 and as amended on April 29, 2019, the Restoration Robotics’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed on November 14, 2019, as well as any reports that Venus Concept may filed with the SEC in the future.

Investor Relations Contact:

Westwicke Partners on behalf of Venus Concept

Mike Piccinino, CFA

VenusConceptIR@westwicke.com

For Further Information:

Melissa Kang

Phone: (888) 907-0115, ext. 139

Fax: (855) 905-0115

Email: mkang@venusconcept.com